Exhibit (g)(2)

Appendix A

to

Custody and Investment Accounting Agreement

As of December 31, 2012

List of Funds of PIMCO ETF Trust

PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

PIMCO 3-7 Year U.S. Treasury Exchange-Traded Fund

PIMCO 7-15 Year U.S. Treasury Exchange-Traded Fund

PIMCO 15+ Year U.S. TIPS Exchange-Traded Fund

PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

PIMCO Australia Bond Exchange-Traded Fund

PIMCO Broad U.S. Treasury Exchange-Traded Fund

PIMCO Broad U.S. TIPS Exchange-Traded Fund

PIMCO Build America Bond Exchange-Traded Fund

PIMCO Canada Bond Exchange-Traded Fund

PIMCO Enhanced Short Maturity Exchange-Traded Fund

PIMCO Foreign Currency Strategy Exchange-Traded Fund

PIMCO Germany Bond Exchange-Traded Fund

PIMCO Global Advantage Inflation-Linked Bond Exchange-Traded Fund

PIMCO Government Limited Maturity Exchange-Traded Fund

PIMCO Intermediate Municipal Bond Exchange-Traded Fund

PIMCO Investment Grade Corporate Bond Exchange-Traded Fund

PIMCO Prime Limited Maturity Exchange-Traded Fund

PIMCO Short Term Municipal Bond Exchange-Traded Fund

PIMCO Total Return Exchange-Traded Fund